SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the  Registrant  |X|
Filed by a Party other than the  Registrant o
Check the appropriate box:
 o  Preliminary Proxy Statement            o  Confidential, For Use of the Com-
                                                mission Only (as permitted by
                                                Rule 14a-6(e)(2))
 o  Definitive Proxy Statement
 o  Definitive Additional Materials
|X| Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required.
 o Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11.
 (1) Title of each class of securities to which transaction applies:

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 (2)  Aggregate number of securities to which transaction applies:

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 (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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 (4)  Proposed maximum aggregate value of transaction:

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 (5)  Total fee paid:

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 o Fee paid previously with preliminary materials:

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o Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

THE FOLLOWING IS A DOCUMENT MADE AVAILABLE BY FRITZ COMPANIES, INC. TO EMPLOYEES ON JANUARY 18, 2001:

                               QUESTIONS & ANSWERS

                  ABOUT YOU, UPS, AND ITS PROPOSED ACQUISITION
                            OF FRITZ COMPANIES, INC.

UPS is excited to join with Fritz Companies, Inc. to provide the most comprehensive service portfolio in the global supply chain management business.

After an intensive search for a special company that could not only meet the strategic vision of UPS, but also provide the expertise of a proven air, ground and ocean freight forwarder, UPS found Fritz Companies to be an ideal fit. Fritz's global reach and strong industry reputation were especially attractive attributes. Fritz's dedicated employees also made this transaction appealing to UPS.

We realize that in the midst of a transaction such as this you may experience feelings of anxiety and frustration. In order to keep you informed about the issues that most directly affect you, your job and your daily life we are going to regularly provide you with answers to the most frequently asked questions that accompany business transactions such as this.

While this handout may not cover all of your questions, we hope that it will provide answers to some of your most important ones. In order to compile a comprehensive list in the future, we invite you to pass along to your manager any issues or other questions you may have.


                          WHAT DOES THIS MEAN FOR FRITZ
                                COMPANIES, INC.?

                               WHAT HAS HAPPENED?

Fritz Companies, Inc. has agreed to become part of UPS, combining knowledge, people and industry expertise to increase the success of both companies. This combination will occur through the acquisition of Fritz by UPS. The Board of Directors of Fritz Companies has unanimously recommended to its shareholders that they approve the proposed acquisition.

                                WHAT HAPPENS NOW?

The proposed acquisition must be approved by Fritz shareholders. The Board of Directors of Fritz Companies has unanimously recommended to its shareholders that they approve the proposed acquisition. Proxy materials will be mailed to all shareholders and a deadline established for responses to be received.

                     WHAT WILL UPS GAIN BY ACQUIRING FRITZ?

The acquisition of Fritz is a continuation of UPS's strategy by adding another critical component to its participation in the global supply chain.

o One of UPS's strengths is its integrated portfolio of services. The addition of Fritz will enable UPS to offer an even broader portfolio of services, which will include freight forwarding, air, ground, and ocean freight, plus extensive global brokerage capabilities. The synergies of what UPS and Fritz, combined, can create will provide an end-to-end supply chain solution that UPS believes has tremendous value to customers.

o These services when combined with package delivery, UPS Capital and UPS Logistics Group, provide what UPS believes is an unparalleled solution for customers.

o This is another step in fulfilling our strategy of building additional competencies in the integration of goods, information, and funds.

            WHY DID UPS DECIDE TO ACQUIRE FRITZ?


UPS views fritz as a company with:

o    State-of-the-art  information  technology

o    A long reputation for high-quality  service

o    A brand  that is  well-known  in the  industry

o    A diverse product portfolio

o    Strong  operational  capabilities

o    Global reach

o    An outstanding team of professionals

o Ability to leverage UPS's existing small package and logistics capabilities

                        WHY IS FRITZ SELLING THE COMPANY?

The competitive landscape in today's global market is rapidly driving consolidation within the logistics industry. Lynn Fritz believes that UPS is best positioned to continue the momentum Fritz Companies has created and is committed to growing this business in a manner that best benefits our three constituencies -- our employees, customers and shareholders.



           WHAT TYPES OF CHALLENGES WILL THE INTEGRATION OF THESE TWO
             COMPANIES PRESENT? HOW ARE YOU GOING TO HANDLE THOSE?

As with any acquisition, there will be issues that have to be addressed. We already have an integration team in place to manage the operational and other issues that we know will have to be addressed.

                 ARE THERE ANY POTENTIAL ROADBLOCKS TO THE DEAL?
                WHAT REGULATORY APPROVALS ARE REQUIRED, IF ANY?

We don't anticipate any significant problems. There are several steps involved. The shareholders of Fritz will have to approve the transaction and the acquisition is subject to review under Hart-Scott-Rodino, as well as other, customary regulatory approvals. The proxy statement/registration statement will be filed with the SEC and will be mailed to Fritz's shareholders in the near future.

            DO YOU ANTICIPATE ANY LAYOFFS OR CLOSINGS OF FACILITIES?


Although it's too early to discuss specific details, we view this as a complimentary relationship as opposed to an overlapping of responsibilities. Our intent is to utilize UPS and Fritz's assets to create the highest value to the market and our customers. Fritz has some of the most knowledgeable employees in the industry and we intend to rely on their expertise to make the integration a success and to build this business.

           HOW IS THIS GOING TO FIT WITH THE BROKERAGE OPERATIONS UPS
                                  ALREADY HAS?

Fritz's brokerage capabilities complement UPS's strong small package brokerage services. This powerful combination will allow UPS to offer a broader array of brokerage services to our customers, which is something the marketplace has been demanding.

           WHAT BENEFITS WILL FRITZ'S CUSTOMERS SEE AS A RESULT OF THE
                                    MERGER?

UPS and Fritz share a similar customer base, which we believe will make our integrated services very attractive. Large customers are looking to maximize the value of their supply chains and we believe that UPS's ability to provide them single-company capabilities will be unmatched. Those capabilities will extend beyond small package, logistics and brokerage to air and ocean freight forwarding. Fritz's customers include some of the most recognized leaders across a broad range of industries, including retail, high technology, telecommunications, pharmaceuticals, etc.

         WHAT IS THE TIMETABLE FOR THE ACQUISITION? FOR THE INTEGRATION?


There are a number of steps in the acquisition, which include getting the proxy mailed to Fritz's shareowners, the Fritz shareowner meeting and vote, plus customary regulatory reviews and approvals. I cannot give you an exact date upon which all of this will be completed but in general we expect to complete the acquisition by June of 2001.

The integration will be completed as rapidly as possible so that UPS and Fritz, and their shareowners and customers, can enjoy the benefits of this acquisition as quickly as possible.

          WILL YOU BE UTILIZING THE UPS SALES FORCE TO SELL FORWARDING
                                   SERVICES?

Since forwarding services are unique, we will primarily use the freight forwarding expertise of the Fritz sales force. In addition, the UPS sales force will identify opportunities to offer freight forwarding services to existing UPS customers.

                         WILL YOU BE CHANGING THE NAME?

Fritz will continue to operate under its name for the immediate future. No long term decision has been made.

                           WHAT DOES THIS MEAN FOR ME?

                  WHAT SHOULD I DO WHILE THE INTEGRATION IS TAKING PLACE?

It is important for all employees to stay focused on our roles in order to ensure continuing success. Staying focused allows us to function at the same level of quality and customer service for which Fritz has been known. Although this is a time of change, it is also a time of excitement about the future.


                         WHAT IF I HAVE MORE QUESTIONS?

We are in the process of setting up a web page to receive your questions and post responses to your most frequently asked questions. We will let you know as soon as it's up and running.


                                   ABOUT UPS

                                  WHAT IS UPS?

UPS started as a small messenger service in a basement office in Seattle, Washington in 1907. Today, UPS is the world's largest express carrier and largest package delivery company, serving more than 200 countries and territories around the world. UPS has been named America's Most Admired mail and package delivery company for 17 consecutive years in FORTUNE magazine's annual survey. In a similar survey by FORTUNE, UPS was named the World's Most Admired mail and package delivery company for the third consecutive year.

                           WHERE IS UPS HEADQUARTERED?

UPS Corporate Offices are in Atlanta, Georgia.

                         WHAT ARE UPS'S BUSINESS GOALS?

The UPS Charter succinctly states the company's purpose: "We Enable Global Commerce." To accomplish this, the company has built a strategy around integrating the global movement of goods, funds and information. The acquisition of Fritz Companies, Inc. is an important step in this strategy.

                            IS UPS A PUBLIC COMPANY?

Yes. In the largest Initial Public Offering in U.S. history at the time, UPS went public on November 10, 1999. The company's class B common stock trades under the symbol "UPS" on the New York Stock Exchange.

                        WHERE CAN I GET MORE INFORMATION?

Visit ups at www.ups.com for more information.

This is an exciting time for all of us. We think that by working together we can make sure each of you is given timely information to make the process go as smoothly as possible. If you have a question, please be sure to ask it because someone else probably has the same one and they may not ask. Participate in information sessions as they are made available to you. We feel fortunate to be able to bring Fritz into the UPS family.
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ADDITIONAL INFORMATION AND WHERE TO FIND IT

         In connection with the proposed merger transaction between Fritz Companies, Inc. and United Parcel Service, Inc. ("UPS"), Fritz Companies and UPS will file a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

         Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.